UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

W. P. CAREY & CO. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13779	13-3912578
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement.

Conversion Agreement

On February 17, 2012, the Board of Directors of W. P. Carey & Co. LLC (“W. P. Carey” or the “Company”) approved a plan to reorganize the Company in order to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes (the “REIT Reorganization”). As part of the REIT Reorganization, on February 17, 2012, W. P. Carey entered into an Agreement and Plan of Merger (the “Conversion Agreement”) with W. P. Carey REIT, Inc., a newly formed Maryland corporation and wholly-owned subsidiary of the Company (“NewCo REIT”) providing for, among other things, the merger of the Company with and into NewCo REIT (the “Conversion”), with NewCo REIT succeeding to and continuing to operate the existing business of the Company. Pursuant to the Conversion Agreement, each of the Company’s outstanding listed shares, no par value per share (the “Listed Shares”), will be converted into one share of NewCo REIT common stock, $0.001 par value per share (the “NewCo REIT Common Stock”).

The consummation of the Conversion is subject to certain conditions, including (i) approval by the shareholders of W. P. Carey (the “W. P. Carey Shareholders”) of both the Conversion and the Merger (as defined below), (ii) approval by the stockholders of Corporate Property Associates 15 Incorporated (“CPA®:15”) of the Merger, (iii) the effectiveness of a registration statement on Form S-4 (the “Form S-4”) relating to the shares of NewCo REIT Common Stock to be issued in the Conversion and the Merger, (iv) the approval for listing the NewCo REIT Common Stock on the New York Stock Exchange (the “NYSE”), (v) all governmental approvals and third party consents having been obtained, (v) final approval of the REIT Reorganization by the Company’s Board of Directors, and (vi) other customary closing conditions. While NewCo REIT currently intends to elect to be taxed as a REIT for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2012, there is no certainty that NewCo REIT will be able to timely make such an election, if at all.

The foregoing descriptions of the Conversion Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Conversion Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Form 8-K”), and is incorporated herein by reference.

Merger Agreement

On February 17, 2012, W. P. Carey entered into an Agreement and Plan of Merger (the “Merger Agreement,” and together with the Conversion Agreement, the “Transaction Agreements”) with CPA®:15, CPA 15 Holdco, Inc., a Maryland corporation and wholly-owned subsidiary of CPA®:15 (“CPA 15 Holdco”), NewCo REIT, CPA 15 Merger Sub Inc., an indirect subsidiary of NewCo REIT (“CPA®:15 Merger Sub”), and, for the limited purposes set forth therein, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“W. P. Carey BV”), each a subsidiary of W. P. Carey. CPA®:15 is a publicly-owned, non-listed REIT, which was sponsored by W. P. Carey and for which W. P. Carey and its affiliates serve as advisor. Upon the terms and subject to the conditions set forth in the Merger Agreement, CPA 15 Holdco will merge with and into CPA®:15 Merger Sub, with CPA®:15 Merger Sub surviving the merger as an indirect subsidiary of NewCo REIT and CPA®:15 being a direct subsidiary of CPA®:15 Merger Sub (the “Merger,” and together with the Conversion, the “Transactions”).

Subject to the terms and conditions of the Merger Agreement, each CPA®:15 stockholder of record as of the Effective Time (as defined in the Merger Agreement) will receive per share consideration comprised of $1.25 in cash (the “Cash Component”) and 0.2326 shares of NewCo REIT Common Stock (the “Stock Component,” and together with the Cash Component, the “Per Share Merger Consideration”). The nominal value of the consideration to be received by CPA®:15 stockholders may be higher or lower as of the closing date of the Merger due to changes in the market price of the Listed Shares. As of February 17, 2012, based upon a closing price of $45.07, per Listed Share as quoted on the NYSE, the nominal value of the Per Share Merger Consideration was $11.73. No fractional shares will be issued in the Merger and all CPA®:15 stockholders entitled to fractional shares will receive cash in lieu of fractional shares. W. P. Carey Shareholders will continue to hold their shares of NewCo REIT Common Stock that they receive in connection with the Conversion. W. P. Carey plans to use cash on hand and funds available to the Company, including funds available under the Amended and Restated Credit Facility (as defined below), in order to pay the Cash Component.

The availability of funds under the Amended and Restated Credit Facility is subject to a number of conditions, including the lenders’ receipt of certain certificates and opinions and the consummation of the Merger in accordance with the Merger Agreement.

The Per Share Merger Consideration, including the exchange ratio of 0.2326 shares of NewCo REIT Common Stock for one share of CPA®:15 common stock, was determined as a result of negotiations between the Board of Directors of W. P. Carey and a special committee of the Board of Directors of CPA®:15, with the assistance of separate financial advisors, and was based in part upon the (i) historical market price of the Listed Shares as quoted on the NYSE, and (ii) estimated net asset value per share for CPA®:15 of $10.40 as of September 30, 2011. The estimated net asset value is based in part upon a valuation of CPA®:15’s real estate portfolio and indebtedness as of September 30, 2011, as determined by the Company, relying in part upon a third-party valuation firm, with adjustments for cash and other items.

The Merger Agreement contains customary representations, warranties and covenants of W. P. Carey and CPA®:15, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.

Consummation of the Merger is subject to various conditions, including, among others, (i) the receipt of requisite stockholder approvals, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the effectiveness of a registration statement on Form S-4 and (iv) all consents, approvals, permits and authorizations having been obtained and (v) other customary closing conditions. In addition, W. P. Carey’s and CPA®:15’s respective obligations to consummate the Merger are subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in the Merger Agreement in all material respects, (iii) the delivery of opinions from counsel relating to the U.S. federal income tax code treatment of the Conversion (in the case of W. P. Carey) and the Merger (in the case of CPA®:15) and the REIT qualification of certain of the parties, and (iv) no event, change, effect or circumstance occurring that would constitute a material adverse effect on the other party and its subsidiaries. In addition, (a) CPA®:15’s obligation to consummate the Merger is subject to W. P. Carey consummating the REIT Reorganization and the Conversion and NewCo REIT Common Stock being approved for listing on the NYSE, and (b) W.P. Carey’s obligations to consummate the Merger is subject to CPA®:15 consummating a merger with a wholly owned subsidiary of CPA 15 Holdco

The Merger Agreement contains certain termination rights for both W. P. Carey and CPA®:15. Each of W. P. Carey and CPA®:15 has agreed to pay the other party’s out-of-pocket expenses if the Merger Agreement is terminated because such party breaches any of its representations, warranties, covenants or agreements made in the Merger Agreement. CPA®:15 has agreed to pay W. P. Carey’s out-of-pocket expenses if its Board of Directors withdraws its recommendation of the Merger or approves or recommends a superior competing transaction, or if CPA®:15 enters into an agreement for a superior competing transaction. W. P. Carey has also agreed to pay CPA®:15’s out-of-pocket expenses if the Merger Agreement is terminated due to the failure to obtain the requisite shareholder approval.

CAM, W. P. Carey BV, and certain of their affiliates provide investment and advisory services to CPA®:15 pursuant to written advisory agreements (the “Advisory Agreements”). Subject to the terms and conditions of the Merger Agreement, CAM and W. P. Carey BV have agreed to terminate the Advisory Agreements and waive any Termination Fees and Subordinated Disposition Fees (each as defined in the Advisory Agreements), but will continue to be entitled to received any and all other accrued and unpaid fees pursuant to the Advisory Agreements.

The parties to the Merger Agreement intend that the Merger satisfy applicable requirements to qualify as a partially tax-deferred reorganization.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.2 to this Form 8-K, and is incorporated herein by reference.

Amended and Restated Credit Facility

The information contained in Item 2.03 of this Form 8-K is incorporated by reference in this Item 1.01.

General

The Transaction Agreements, the Transactions, and the other transactions contemplated in the Transaction Agreements have been recommended by a special committee of independent directors of CPA®:15 and unanimously approved by the Boards of Directors of CPA®:15 and W. P. Carey.

The Transaction Agreements have been included to provide investors with information regarding the terms of the Transactions, and the other transactions contemplated by such agreements. The Transaction Agreements are not intended to provide any other factual information about W. P. Carey, CPA®:15 or their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties of W. P. Carey and CPA®:15. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement, and are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about W. P. Carey, CPA®:15, and their respective subsidiaries that are included in reports, statements and other filings made with the Securities and Exchange Commission (the “SEC”).

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding the benefits of the Transactions, integration plans and expected synergies, the expected benefits of the REIT Reorganization, anticipated future financial and operating performance and results, including estimates of growth, and the expected timing of completion of the proposed Transactions. These statements are based on the current expectations of the management of W. P Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including: (a) Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on February 25, 2011 and (b) in the Current Report on Form 8-K filed with the SEC on June 10, 2011. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Form S-4. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where to find it:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. W. P. Carey intends to file the Form S-4 that will include a joint proxy statement / prospectus and other relevant documents to be mailed by W. P. Carey and CPA®:15 to their respective security holders in connection with the proposed Transactions. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT W. P. CAREY, CPA®:15 AND THE PROPOSED TRANSACTIONS. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials (when they become available) will also be available free of charge by accessing W. P. Carey’s website (http://www.wpcarey.com) or by accessing CPA®:15’s website (http:www.cpa15.com). Investors may also read and copy any reports, statements and other information filed by W. P. Carey or CPA®:15, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation:

Information regarding W. P. Carey’s directors and executive officers is available in its proxy statement filed with the SEC by W. P. Carey on April 29, 2011 in connection with its 2011 annual meeting of shareholders, and information regarding CPA®:15’s directors and executive officers is available in its proxy statement filed with the SEC by CPA®:15 on April 29, 2011 in connection with its 2011 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

ITEM 1.02 - Termination of a Material Definitive Agreement.

The Amended and Restated Credit Facility (as defined below) amends and restates that certain 2011 Credit Agreement (as defined below).

ITEM 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

W. P. Carey has entered into an amended and restated credit agreement dated as of February 17, 2012 (the “Closing Date”), by and among the Borrowers set forth therein, all of which are subsidiaries of W. P. Carey (collectively, the “Borrowers”), W. P. Carey as guarantor, the Lenders from time to time party thereto (as defined in the Amended and Restated Credit Facility), and Bank of America, N.A., as Administrative Agent (the “Amended and Restated Credit Facility”).

The Amended and Restated Credit Facility amends and restates the credit facility dated as of December 28, 2011 (the “2011 Credit Agreement”) by and among the Borrowers, W.P. Carey as guarantor, the Lenders from time to time party thereto and Bank of America N.A., as Administrative Agent. The Amended and Restated Credit Agreement includes a new term loan facility in an aggregate principal amount of up to $175 million (the “Term Facility”), the proceeds of which will be available in a single draw on the Merger closing date and will be used solely to finance in part the Merger and transaction costs and expenses occurred in connection therewith and is available in the period from the Closing Date to the earliest of (i) September 30, 2012, (ii) the date (if any) that the Merger occurs, and (iii) the date of the termination of the Term Facility, pursuant to the terms of the Amended and Restated Credit Facility.

As with the 2011 Credit Agreement, the Amended and Restated Credit Facility provides the Borrowers with a revolving loan facility (the “Revolving Loan Facility”) with an aggregate principal amount of up to $450 million, which matures on December 28, 2014, which maturity date may be extended by one year at the option of the Borrowers, subject to the conditions to extension provided in the Amended and Restated Credit Facility. The Revolving Loan Facility is expected to be utilized primarily for potential new investments, repayment of existing debt and general corporate purposes. The Amended and Restated Credit Facility also permits (i) a sub-limit for up to $150 million under the Revolving Loan Facility to be borrowed in certain currencies other than U.S. dollars, (ii) a sub-limit for swing line loans of up to $35 million under the Revolving Loan Facility, and (iii) a sub-limit for the issuance of letters of credit under the Revolving Loan Facility in an aggregate amount not to exceed $50 million.

The aggregate principal amount (of revolving and term loans) available under the Amended and Restated Credit Facility is $625 million, which, at the election of the Borrowers, may be increased by up to an additional $125 million, which may be allocated as an increase to the Revolving Loan Facility, the Term Facility, or if the Term Facility has been terminated, an add-on term loan, in each case subject to the conditions to increase provided in the Amended and Restated Credit Facility. Apart from the addition of the Term Facility, the Amended and Restated Credit Agreement contains substantially similar terms and conditions as the 2011 Credit Agreement.

The Amended and Restated Credit Facility includes financial maintenance covenants, including a maximum total leverage ratio, maximum secured debt ratio, minimum equity value ratio, minimum fixed charge coverage ratio and minimum unsecured interest coverage ratio. The Amended and Restated Credit Facility also contains various affirmative and negative covenants applicable to W. P. Carey and the Borrowers, subject to materiality and other qualifications, baskets and exceptions as outlined in the Amended and Restated Credit Facility.

Obligations under the Amended and Restated Credit Facility may be declared immediately due and payable upon the occurrence of certain events of default as defined in the Amended and Restated Credit Facility, including failure to pay any principal when due and payable, failure to pay interest within five (5) business days after becoming due, failure to comply with any covenant, representation or condition of any loan document, any change of control, cross-defaults, and certain other events as set forth in the Amended and Restated Credit Facility, with grace periods in some cases.

Borrowings under the Amended and Restated Credit Facility bear interest, at W. P. Carey’s election, at a rate equal to either: (i) the Eurocurrency Rate (as defined in the Amended and Restated Credit Facility), or (ii) the Base Rate (as defined in the Amended and Restated Credit Facility), in each case, plus the Applicable Rate (as defined in the Amended and Restated Credit Facility). Prior to W. P. Carey obtaining an Investment Grade Debt Rating (as such term is defined in the Amended and Restated Credit Facility), the Applicable Rate on Eurocurrency Rate loans and letters of credit ranges from 1.75% to 2.50% and the Applicable Rate on Base Rate loans ranges from 0.75% to 1.50%. At all times after an Investment Grade Debt Rating has been obtained, the Applicable Rate on Eurocurrency Rate loans and letters of credit ranges from 1.10% to 2.00% and the Applicable Rate on Base Rate loans ranges from 0.10% to 1.00%. Swing line loans under the Amended and Restated Credit Facility will bear interest at the Base Rate plus the Applicable Rate then in effect. As of the Closing Date, the Applicable Rate for Eurocurrency Rate loans and letters of credit was 1.75% and for Base Rate loans was 0.75%.

Prior to W. P. Carey obtaining an Investment Grade Debt Rating, the Borrowers will pay an unused fee that ranges from 0.30% to 0.40% per annum on unused commitments. At all times after an Investment Grade Debt Rating has been obtained, the Borrowers will pay a facility fee that ranges from 0.20% to 0.40% on the commitments (or if the commitments have been terminated, on the outstanding amount under the Amended and Restated Credit Facility). The Amended and Restated Credit Facility is expected to be used primarily to finance the Cash Component of the Merger and general corporate purposes.

W. P. Carey has normal banking relationships with the Lenders.

A copy of the Amended and Restated Credit Facility is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The description of the Amended and Restated Credit Facility above is qualified in its entirety by reference to the full text of the Amended and Restated Credit Facility.

ITEM 8.01 - Other Events.

The form of the investor presentation to be used during calls with W. P. Carey’s investors, shareholders, analysts, brokers and other parties interested in the proposed Transactions is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The investor presentation is also posted on W. P. Carey’s website at http://www.wpcarey.com.

On February 21, 2012, the Company issued a press release announcing, among other things, the Company’s entry into the Transaction Agreements. A copy of that press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger Agreement dated as of February 17, 2012, by and among W. P. Carey & Co. LLC and W. P. Carey REIT, Inc.

2.2	Agreement and Plan of Merger dated as of February 17, 2012, by and between Corporate Property Associates 15 Incorporated, CPA 15 Holdco, Inc., W. P. Carey & Co. LLC, W. P. Carey REIT, Inc., CPA 15 Merger Sub Inc., a subsidiary of W. P. Carey REIT, Inc., and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V., each a subsidiary of W. P. Carey & Co. LLC.

10.1	Amended and Restated Credit Agreement dated as of February 17, 2012, by and among the Borrowers set forth therein, W. P. Carey & Co. LLC as guarantor, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

99.1	Slides to be presented by W. P. Carey & Co. LLC to analysts and investors on February 22, 2012.

99.2	Press Release issued on February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC

Date: February 21, 2012	By:	/S/ MARK J. DECESARIS
Mark J. DeCesaris
Managing Director and Chief Financial Officer